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                                                                Exhibit 10.18a


                         CONSENT, WAIVER AND AMENDMENT



March 28, 1997

Mr. Craig T. Sheetz
Chief Financial Officer
Sygnet Communications, Inc.
6550-B Seville Drive
Canfield, OH  44406

Dear Craig:

Reference is made to the Credit Agreement dated as of October 9, 1996 (the "CREDIT AGREEMENT") entered into by and among Sygnet Communications, Inc. (the "BORROWER"), the lenders which are parties thereto (the "LENDERS"), Toronto Dominion (Texas), Inc. (the "ADMINISTRATIVE AGENT") and PNC Bank, National Association (the "DOCUMENTATION AGENT" and the "COLLATERAL AGENT"). Capitalized terms used in this Consent, Waiver and Amendment as defined terms shall have the meanings given them in the Credit Agreement, unless otherwise defined herein.

The Borrower has informed the Agents and the Lenders that it wishes to engage in the following transactions for the following purposes:

         (i) Make a dividend or a loan, or repay prior loans or advances, of up to $10,000,000 (the "FIRST DIVIDEND") to Sygnet Wireless, Inc. ("WIRELESS"), the parent company of the Borrower. The First Dividend will be invested by Wireless in a newly-created, wholly-owned subsidiary of Wireless that will probably be known as Sygnet Redemption Corp. ("NEWSUB"). NewSub will then purchase shares of Series A Senior Cumulative Nonvoting Preferred Stock (the "PREFERRED STOCK") of Wireless (the "FIRST PREFERRED STOCK PURCHASE"). The First Preferred Stock Purchase is scheduled to occur on or about April 9, 1997.

         (ii) Make a second dividend or a loan, or repay prior loans or advances, to Wireless of up to $15,000,000 plus any amounts described in clause (i) above that were not actually paid by the Borrower to Wireless (the "SECOND DIVIDEND"). If the Second Dividend is made, it may be used by Wireless only to purchase or redeem, directly or indirectly, all or a portion of the remaining outstanding Preferred Stock from the holder thereof (the "SECOND PREFERRED STOCK


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Mr. Craig T. Sheetz
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March 28, 1997

PURCHASE") and only if (A) Wireless is not prevented from doing so under the terms of the Structurally Subordinated Indebtedness Documents or any other document or instrument to which Wireless is a party or by which it is bound or subject, and (B) no default or event of default under the Structurally Subordinated Indebtedness Documents or any other such document or instrument is then in existence or would result from such purchase or redemption.

The Borrower intends to fund the First Dividend and the Second Dividend using either cash available from operations or proceeds of an advance or advances under the Credit Agreement.

The Borrower has also informed the Agents and the Lenders that Wireless has in the past made loans or advances of funds available to the Borrower in excess of amounts permitted to be advanced under the Credit Agreement.

The Borrower has in addition informed the Agents and the Lenders that the Borrower and Wireless plan to enter into the Management Agreement that is contemplated by the Credit Agreement; except that the Management Agreement will provided that such fees may not exceed (i) $500,000 in any Fiscal Year or
(ii) $250,000 during the four consecutive Fiscal Quarters after an Event of Default and during the continuance thereof, without the express written consent of the Agents. Section 6.5(iii) of the Credit Agreement permits the Borrower to pay management fees pursuant to the Management Agreement if no Event of Default is existing or would be caused thereby.

The Borrower is prohibited from making either the First Dividend or the Second Dividend pursuant to the terms of Sections 6.5 and 6.10 of the Credit Agreement and is also prohibited from using the proceeds of advances under the Credit Agreement to fund the First Dividend and the Second Dividend. The loans and advances made by Wireless to the Borrower violate Section 6.1 of the Credit Agreement. The Credit Agreement does not permit the repayment of indebtedness by the Borrower to Wireless. The Credit Agreement requires that the Management Agreement must be reasonably satisfactory to the Required Lenders.

The Borrower has therefore requested the following:

                  (i) that the Lenders consent to the First Dividend and the Second Dividend (and use of the proceeds of an advance or advances under the Credit Agreement for such purposes, if requested), for use by Wireless and NewSub as set forth above;

                  (ii) that the Lenders waive any Defaults or Events of Default which may arise under Sections 6.5, 6.10 and 6.12 relating to the First Dividend and the Second Dividend;


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Mr. Craig T. Sheetz
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March 28, 1997

                  (iii) that the Lenders waive, effective as of October 9, 1996, any Defaults or Events of Default which have arisen under Sections 6.1, 6.5, 6.10 or 6.12 of the Credit Agreement as a result of advances or loans made by Wireless to the Borrower or any repayment thereof prior to the date hereof;

                  (iv) that the Credit Agreement be amended to permit existing and future advances or loans by Wireless to the Borrower in an amount not to exceed $67,000,000, which will be unsecured and subordinated to the Obligations owed to the Lenders under the Credit Agreement, and to permit the Borrower to repay principal of this subordinated indebtedness only to the extent it is now permitted to pay dividends to Wireless and to expressly recognize that such subordinated indebtedness is not included within Total Indebtedness or Debt Service; and

                  (v) that the Lenders approve, effective as of October 9, 1996, the Management Services Agreement dated as of October 9, 1996 entered into by and between Wireless and the Borrower, which provides for, among other things, the payment by the Borrower to Wireless (notwithstanding the existence or causing of any Event of Default) of management fees not to exceed (i) $500,000 in any Fiscal Year or (ii) $250,000 during the four consecutive Fiscal Quarters after an Event of Default and during the continuance thereof, without the express written consent of the Agents.

PNC Bank, National Association, in its capacity as Documentation Agent and for and on behalf of and with the consent of the Required Lenders, hereby agrees as follows:

                  a. the Borrower may make the First Dividend and the Second Dividend on the terms set forth above, and the Lenders, if requested by the Borrower, will make a Loan or Loans to the Borrower in an aggregate principal amount of up to $25,000,000 (subject to all other terms and conditions of the Credit Agreement), to be used by the Borrower to fund the First Dividend and the Second Dividend, as described above;

                  b. any Default or Event of Default which would result from the violation of Sections 6.5, 6.10 or 6.12 of the Credit Agreement as a result of making either the First Dividend or the Second Dividend to Wireless (or the use of the proceeds from such Loans to fund the First Dividend and the Second Dividend) is hereby waived;


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Mr. Craig T. Sheetz
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March 28, 1997

                  c. any Default or Event of Default which has arisen as a result of loans or advances being made by Wireless to the Borrower (or any repayments thereof by the Borrower prior to the date hereof) in violation of Sections 6.1, 6.5, 6.10 or 6.12 of the Credit Agreement is hereby waived, effective as of October 9, 1996;

                  d. the Management Services Agreement referred to above is approved, effective as of October 9, 1996; such Management Services Agreement constitutes the "Management Agreement", as defined in the Credit Agreement, and is subject to all applicable terms and provisions of the Credit Agreement; and

                  e.  The following amendments are hereby made to the Credit
Agreement:

                      (i) The definition of the term "Loan Document" set forth in Section 1.1 is hereby amended and restated to read as follows:

                             LOAN DOCUMENT: Any of this Agreement, any
                  Revolving Credit Note, any Security Document, any Subsidiary Guaranty Agreement, any Fee Letter, any Interest Hedge Agreement entered into with a Lender, the Management Agreement, any subordination agreement entered into in connection with any Subordinated Indebtedness, and all other agreements, documents and instruments executed and delivered to govern, evidence or secure the Obligations, and the statements, reports, certificates and other documents required by, or related to, any of the foregoing, together with all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

                      (ii) Section 6.1 of the Credit Agreement is hereby amended by (1) deleting the word "and" at the end of item (iii) thereof; (2) deleting the period at the end of item (iv) thereof and replacing it with "; and" and (3) adding the following new item (v) immediately following item
(iv):

                                    (v) Existing and future Indebtedness owed
                  to Wireless from time to time in an outstanding principal amount not to exceed $67,000,000 at any one time; PROVIDED
                  (A) that such Indebtedness is unsecured, (B) that the obligation to repay such Indebtedness is evidenced by a promissory note satisfactory to the


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Mr. Craig T. Sheetz
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March 28, 1997

                  Agents and clearly stating that the obligations evidenced by such note are subordinated to the Obligations and (C) that the Borrower, Wireless and the Agents, for and on behalf of the Lenders, enter into a subordination agreement with respect to such Indebtedness which must be satisfactory to the Agents in all respects. Indebtedness permitted to be outstanding pursuant to this item (v) shall be considered "Subordinated Indebtedness" but not a part of "Total Indebtedness" for purposes of this Agreement, and any repayment thereof will not be included in Debt Service.

                           (iii)    Paragraph (i) of Section 6.5 is hereby
amended and restated in their entirety to read as follows:

                                    (i) The Borrower may from time to time
                  declare and pay dividends to Wireless, make loans to Wireless or repay principal of Subordinated Indebtedness owed to Wireless, which shall not at any time exceed amounts required to make scheduled payments of interest on the Structurally Subordinated Indebtedness; PROVIDED, HOWEVER, that no Event of Default or Material Default exists or would be caused by the declaration of or the payment of such dividend, the making of such loan or the repayment of such Subordinated Indebtedness.

                           (iv)     Paragraph (ii) of Section 6.5 is hereby
amended by restating the introductory clause thereof as follows:

                                    (ii) The provisions of the preceding item
                  (i) of this Section 6.5 to the contrary notwithstanding, the Borrower, if Events of Default have occurred and are continuing, may declare and pay dividends to Wireless, make loans to Wireless or repay principal of Subordinated Indebtedness to Wireless, in an amount which shall not exceed (A) amounts then required to make any past due payment of interest on the Structurally Subordinated Indebtedness, which payment of interest is past due by reason of item (i) above, and (B) the next scheduled payment of interest on the Structurally Subordinated Indebtedness;
                  PROVIDED:


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Mr. Craig T. Sheetz
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The making of the Loans contemplated in this Consent, Waiver and Amendment are expressly conditioned upon the satisfaction by the Borrower of all conditions to lending set forth in the Credit Agreement. In addition, both the First Dividend and the Second Dividend, as well as the First Preferred Stock
Purchase and the Second Preferred Stock Purchase, are expressly conditioned upon the prior receipt by the Documentation Agent of a certificate signed by the Borrower and Wireless, satisfactory to the Agent, stating that the funding of such dividend and the use by Wireless of such dividend has not and will not result in a Default or an Event of Default under the Credit Agreement or under any of the other Loan Documents that has not been waived in this Consent, Waiver and Amendment, or a default or event of default under any of the Structurally Subordinated Indebtedness Documents or any other document or instrument to which either the Borrower or Wireless is a party or is bound or subject, and the Documentation Agent's satisfaction that this certification is correct. Finally, the effectiveness of this Consent, Waiver and Amendment is specifically conditioned upon receipt by the Documentation Agent of a fully executed subordination agreement, as referred to above, a copy of the subordinated promissory note referred to above, and a certificate signed by the Borrower and Wireless stating that the making of such loans and advances by Wireless to the Borrower and the incurrence of such Subordinated Indebtedness by the Borrower has not and will not result in a Default or an Event of Default under the Credit Agreement or any of the other Loan Documents that has not been waived in this Consent, Waiver and Amendment, or a default or event of default under any of the Structurally Subordinated Indebtedness Documents or any other document or instrument to which either the Borrower or Wireless is a party or is bound or subject, and the Documentation Agent's satisfaction that this certification is correct, all of the foregoing to be satisfactory to the Agents.

Except as expressly described above, this Consent, Waiver and Amendment shall not constitute (i) a modification or an alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Documents or (ii) a waiver, release or limitation upon any Agent's or any Lender's exercise of any of its rights and remedies thereunder, all of which are hereby expressly reserved. This Consent, Waiver and Amendment shall not relieve or release the Borrower in any way from any of its duties, obligations, covenants or agreements under the Credit Agreement or any of the other Loan Documents or from the consequences of any Event of Default thereunder, except as expressly described above. This Consent, Waiver and Amendment shall not obligate any Agent or any Lender, or be construed to require any Agent or any Lender, to waive any other Events of Default or Defaults, whether now existing or which may occur after the date hereof.

This Consent, Waiver and Amendment may be executed in multiple counterparts, and by the parties hereto on separate counterparts, each complete set of which, when so executed and


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Mr. Craig T. Sheetz
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delivered, shall constitute an original, but all such counterparts shall constitute but one and the same instrument.

Please execute this Consent, Waiver and Amendment where indicated below and return it to me in order for it to be effective.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION,
as Documentation Agent

By:      /s/ DANIEL E. HOPKINS
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         Daniel E. Hopkins
         Vice President

Accepted and agreed to as of the date set forth above.

SYGNET COMMUNICATIONS, INC.

By:      /s/ CRAIG T. SHEETZ
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         Craig T. Sheetz
         Chief Financial Officer